                                                                      EXHIBIT 10

STRICTLY PRIVATE & CONFIDENTIAL
--------------------------------------------------------------------------------



PROJECT GALAXY


Presentation to the Independent Committee of Pluto's Board of Directors

October 16, 2001

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada). Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.

DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]

--------------------------------------------------------------------------------


The information contained in this presentation was obtained solely from the management of Pluto and from public sources. Deutsche Banc Alex. Brown Inc. ("Deutsche Banc Alex. Brown") has used and relied upon such information in the preparation of this presentation and does not assume responsibility for independent verification of any such information, and makes no representation or warranty in respect of the accuracy or completeness of such information.

This presentation has been prepared for internal use only, is confidential and may not be disclosed or provided to any third parties without the written consent of Deutsche Banc Alex. Brown.

This presentation is prepared as of October 16, 2001 and reflects information made available to us prior to such date. It does not include information regarding all of the assessments made by Deutsche Banc Alex. Brown in arriving at its conclusions.


DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]

CONTENTS

Section

1        Situation overview                                        1

2        Pluto's stock price and volume analysis                   8

3        Pluto summary valuation considerations                   16

         A    Going-private premium analysis                      17

         B    Pluto discounted cash flow analysis                 22

         C    Comparable company trading multiple analysis        29



DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

SECTION 1

Situation overview


DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]                                                     1

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

SUMMARY SITUATION OVERVIEW

- On September 21, 2001 after the close of the market, Saturn announced a tender offer for all of the outstanding shares of Pluto's common stock it did not already own

  - Saturn currently owns approximately 42% of Pluto's outstanding shares and 40% on a fully diluted basis

- Saturn offered $5.45 for each share of Pluto's Class A common stock

  - represents a 54% premium over Pluto's closing stock price of $3.54 on the announcement date

- Saturn commenced the tender offer on October 2, 2001

  - the tender offer includes a condition that at least a majority of the shares not owned by Saturn be tendered

- Since the announcement of the tender offer, Pluto has issued two significant announcements:

  - on October 1, Pluto increased the monthly rate for dial-up Internet service from $19.95 per month to $21.95 per month

  - on October 3, Pluto increased projections guidance for 2001 and 2002:

                                        2001 GUIDANCE                     2002 GUIDANCE
                                -----------------------------      ----------------------------
(FIGURES IN MILLIONS)             PREVIOUS            NEW            PREVIOUS           NEW
---------------------------     -----------       -----------      -----------      -----------
        Net revenues            $355 - $365       $360 - $370      $426 - $438      $455 - $480
        Reported EBITDA          $40 - $42         $52 - $55        $60 - $63        $90 - $95
        Subscribers              3.4 - 3.7         3.5 - 3.7            NA               NA
Source: Pluto press release

DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]                                                     2

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------


SUMMARY SITUATION OVERVIEW (continued)

- On October 4, 2001, Telmex and Carso Global Telecom, which own approximately 59% of the Pluto shares not owned by Saturn (56% on a fully diluted basis), said that the "Saturn offer fails to adequately reflect Pluto's fundamental value"

- On October 11, VarTec Telecom Inc., which owns approximately 1.9 million Pluto shares, announced that it would refuse to tender its Pluto shares in the offer

- On October 15, Saturn filed Amendment No. 1 to the Schedule TO and announced that it is negotiating with the Independent Committee of Pluto's Board of Directors regarding a possible increase in the offer price

  - according to the filing, Saturn suggested to Mr. Robert McClane (the Chairman of the Independent Committee) that it might be willing to increase its offer to $6.00 - $6.25, while Mr. McClane informally suggested that a price of $6.55 could get the support of the Independent Committee

- On October 16, Pluto filed its Schedule 14D-9 in which it stated that it is unable to take a position at that time on Saturn's $5.45 per share offer given the possibility of an increased price or renegotiated transaction

- The Independent Committee has asked Deutsche Banc Alex. Brown to consider a price of $6.60 per share


DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]                                                     3

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

CHRONOLOGY OF SATURN/PLUTO RELATIONSHIP

-        Pluto and Saturn sign an agreement to provide Saturn's high-speed DSL service to Pluto consumer and business Internet customers in markets where Saturn
         provides DSL service.                                                                 11/04/99

-        Saturn and Pluto announce a 3-year strategic alliance in which Pluto agrees to manage Saturn's Internet service customers. Saturn agrees to contribute assets used in connection with its consumer and small business Internet operations and its trademarks in exchange for 43 percent stake in Pluto and offers Pluto's service to consumers and small businesses in its service
         area.                                                                                 11/22/99

-        Saturn and Pluto complete the transaction announced in November 1999 to combine their consumer and small business Internet operations, making Pluto the nation's largest provider of retail DSL broadband Internet access to consumers and small businesses. Saturn obtains right to appoint 3 directors to the board of Pluto.

-        Based on Pluto's closing stock price on the closing date, the value of Saturn's
         interest in Pluto is approximately $560 million.                                      05/31/00

-        Charles Foster, group president of Saturn, is named to the board of directors for
         Pluto.                                                                                09/15/00

-        Charles Foster is temporarily named president and CEO of Pluto while the company conducts a search for a permanent replacement to former president and CEO,
         Charles Roesslein, who resigned his post effective December 1, 2000.                  12/06/00

- Saturn and Pluto enter into a credit agreement, pursuant to which Saturn agrees to provide a $110 million credit line on January 19, 2001.

-        Randall Stephenson, a senior vice president of consumer marketing for Saturn is announced as one of three new members of Pluto's board of directors. He
         serves as a director on behalf of Saturn.                                             12/29/00

-        Pluto and Saturn revise and renegotiate the strategic alliance into which they originally entered in May 2000. As part of the renegotiated agreement, Pluto and Saturn extend the term of their relationship from three to nine years
         (through 2009), and Saturn increases its minimum subscriber commitment to
         Pluto to approximately 3.75 million DSL and 375,000 dial-up subscribers over
         the next nine years.                                                                  01/19/01

-        Pluto names Paul Roth of Saturn as president and CEO, its third chief executive in less than a year. Roth was a vice president for Saturn subsidiary, Saturn Telecom. Roth replaces Charles Foster, who remains as
         chairman of the board.                                                                02/28/01

--       James Kahan, senior executive VP of Corporate Development of Saturn, and
         Albert Hoover, managing director of Corporate Development of Saturn, meet with
         Jaime Pardo, CEO of Telmex, and Andres Vazquez del Mercado, executive VP of
         Corporate Development of Telmex, to discuss the consumer Internet industry and potential partnering opportunities with third-party Internet service
         providers, as well as the possibility of Saturn acquiring Pluto.                      05/10/01


-  Publicly available information
-- Information derived from Saturn's Schedule TO


DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]                                                     4

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

CHRONOLOGY OF SATURN/PLUTO RELATIONSHIP (continued)

-        Randall Stephenson of Saturn resigns as board member of Pluto, while John
         Atterbury III and Paul Roth are announced as new members of Pluto's board of
         directors. Atterbury is group president of Saturn.                                    06/07/01

--       Albert Hoover and Wayne Watts, VP and assistant General Counsel of Saturn, call Andres Vazquez to advise him that Saturn continues to consider acquiring the remaining shares of Pluto. In addition, they also advise Charles Foster that Saturn might be making a proposal to enter into negotiations with Pluto's
         Board.                                                                                06/21/01

--       James Kahan speaks on the phone with Jaime Pardo, to advise him that Saturn is considering making a proposal to acquire the remaining shares of Pluto, and
         that Saturn hopes that the Telmex Affiliates would find the proposal attractive.      06/27/01

--       Saturn's Board authorizes management to proceed with an acquisition of the minority interest of Pluto. During the week of June 25, however, the trading price of the shares increases from $3.93 to $5.69, and Saturn management decides that it is not in Saturn's interest to pursue the transaction with the
         trading price at $5.69.                                                               06/29/01

--       Edward Whitacre, chairman and CEO of Saturn, calls Carlos Slim to advise him that Saturn is again considering proceeding with the Pluto bid, that Saturn intends to proceed using a tender offer at a price of $5.45 per share, and
         that Saturn would like Telmex Affiliates to tender their shares.                      09/19/01

-        Saturn announces a tender offer for all of the outstanding shares of Pluto
         common stock which it does not already own. The offer is set at $5.45.                09/21/01

--       Deutsche Banc Alex. Brown contacts James Kahan to advise him that it has been retained by Pluto's independent directors to assist them in their evaluation
         of Saturn's tender offer.                                                             09/25/01

--       Representatives of the independent directors of Pluto meet with representatives of Saturn. The representatives discuss how to proceed so that
         Saturn and the independent directors can understand each others' positions
         with respect to the offer.                                                            10/01/01

-        Saturn commences the tender offer, set to expire October 30.                          10/02/01

-        Saturn files Amendment No. 1 of the the Schedule TO and announces that it is negotiating with Pluto's Independent Committee regarding a possible increase
         in the offer price.                                                                   10/15/01

-        Pluto files Schedule 14D-9 in which it states that it is unable to take a position on Saturn's $5.45 per share offer given the possibility of an
         increased price or renegotiated transaction.                                          10/16/01

-  Publicly available information
-- Information derived from Saturn's Schedule TO


DEUTSCHE BANC ALEX. BROWN
        DEUTSCHE BANK [/]                                                     5

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

CORPORATE GOVERNANCE PROVISIONS SUMMARY

On May 31, 2000, Pluto, as part of its strategic relationship with Saturn, amended its certificate of incorporation and by-laws to include the following corporate governance arrangements:

|X| Saturn has the right to appoint three of Pluto's ten directors

|X| Pluto's board established an executive steering committee

    - consists of four members, of which two members are appointed by Saturn and the other two members are appointed by Carso Global Telecom and Telmex

    - must unanimously approve all major corporate actions, such as mergers, acquisitions, and capital expenditures or borrowings in excess of $20 million, prior to their submission to the Board for consideration



Source: publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

SITUATION OVERVIEW                                                     SECTION 1
--------------------------------------------------------------------------------

SMA TERMINATION PROVISION SUMMARY

|X| The SMA may be terminated before December 31, 2009 by Saturn if (i) Pluto
    Internet service fails to meet specified performance standards (as described below) in any three or more consecutive quarters, or (ii) if any designated competitor (as defined below) acquires 15% or more of Pluto (1)

SMA PERFORMANCE STANDARDS

|X| Pluto's portal must comply with the following performance standards measured on a quarterly basis:

    (i) non-subscriber revenue per subscriber must be substantially equivalent to or exceed the non-subscriber revenue per subscriber of other competitive ISPs generated from their portal, taking into account the relative size of the subscriber base, access mix and other relative factors

    (ii) Pluto's portal must be accessible to subscribers at least 98% of the time on average, excluding planned outages

DESIGNATED COMPETITORS

|X| Designated competitors include: AOL Time Warner, AT&T, WorldCom, Sprint,
    Microsoft, BellSouth, Qwest and Verizon, and any other entity in which these competitors own a 25% or greater equity interest

(1) The SMA may also be terminated by either party if the other party breaches the SMA
Source: Publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------



SECTION 2

Pluto's stock price and volume analysis


DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO PRICE / VOLUME PERFORMANCE

PLUTO'S STOCK PRICE WAS VOLATILE OVER THE PAST FIVE MONTHS

|X| INCREASED 83% (FROM $2.21 TO $4.05) DURING THE WEEK OF MAY 21 VERSUS 3% FOR
    EARTHLINK

|X| INCREASED 55% (FROM $3.92 TO $6.06) IN FIVE TRADING DAYS AT THE END OF JUNE
    VERSUS 19% FOR EARTHLINK

|X| DECLINED 37% (FROM $7.20 TO $4.57) BETWEEN JULY 26 AND AUGUST 6, VERSUS 4%
    FOR EARTHLINK, AFTER PLUTO ANNOUNCED STRONG 2ND QUARTER RESULTS AND RAISED ITS 2001 AND 2002 REVENUE AND EBITDA GUIDANCE

|X| DECLINED 33% (FROM $5.25 TO $3.54) BETWEEN SEPTEMBER 10 AND THE ANNOUNCEMENT
    OF THE TENDER OFFER VERSUS 8% FOR EARTHLINK


                          DAILY: JANUARY 1, 2001 - YTD
--------------------------------------------------------------------------------

                                    [GRAPHIC]


Source: Annotations are based on publicly available information


DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO PRICE / VOLUME AND TRANSACTION BACKGROUND


                            DAILY: MAY 1, 2001 - YTD
--------------------------------------------------------------------------------

                                    [GRAPHIC]



Source: Annotations are based on non-public events disclosed in Schedule TO by Saturn on October 2, 2001 (see "Special Factors -- Background of the Offering")

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO TRADING VOLUME HISTORY

                               $         %
                 DAILY       CHANGE    CHANGE
   DATE          VOLUME     IN PRICE  IN PRICE
   ----          ------     --------  --------
  5/01/01       127,900     ($0.14)    (4.3%)
  5/02/01       581,400       0.29      9.4

  5/22/01       638,000       0.63     25.2
  5/23/01       294,000       0.17      5.4

  6/26/01       175,800       0.17      4.3
  6/27/01       332,600       0.54     13.2
  6/28/01       687,400       0.37      8.0
  6/29/01       907,700       0.69     13.8
  7/02/01       397,600       0.37      6.5

  7/26/01       734,900      (0.95)   (13.2)
  7/30/01       575,100      (0.54)    (8.9)

             AVERAGE DAILY VOLUME
----------------------------------------------
      2/01/01 - 9/10/01                145,725
      5/01/01 - 9/10/01                181,990
      9/17/01 - 9/21/01                242,420


                     DAILY: MAY 1, 2001 - SEPTEMBER 21, 2001
--------------------------------------------------------------------------------

                                    [GRAPHIC]

(1) Excluding days with daily volume above 500,000, the average daily volume is 151,986.
Source: Publicly available information and non-public events disclosed in Schedule TO by Saturn on October 2, 2001 (see "Special Factors - Background of the Offering")

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO STOCK PRICE: ADJUSTED FROM MAY 17, 2001


                               ADJUSTED STOCK PRICE THROUGH THE ANNOUNCEMENT DATE
-----------------------------------------------------------------------------------------------------------
                                  PLUTO PRICE 5/17/01       INDEX VALUE 9/21/01       PLUTO PRICE 9/21/01
                                -----------------------   -----------------------   -----------------------
Closing price                            $2.11          x         167.77          =           $3.54
Adjusted using EarthLink                 $2.11          x          96.57          =           $2.04
Adjusted using NASDAQ                    $2.11          x          64.88          =           $1.37
Adjusted using S&P 500                   $2.11          x          74.96          =           $1.58
                                       ADJUSTED STOCK PRICE THROUGH 9/10/01
-----------------------------------------------------------------------------------------------------------
                                  PLUTO PRICE 5/17/01       INDEX VALUE 9/10/01       PLUTO PRICE 9/10/01
                                -----------------------   -----------------------   -----------------------
Closing price                            $2.11          x         248.82          =           $5.25
Adjusted using EarthLink                 $2.11          x         104.93          =           $2.21
Adjusted using NASDAQ                    $2.11          x          77.28          =           $1.63
Adjusted using S&P 500                   $2.11          x          84.79          =           $1.79

                                   [GRAPHIC]

Source:  Publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO STOCK PRICE: ADJUSTED FROM JUNE 25, 2001

                                             ADJUSTED STOCK PRICE THROUGH THE ANNOUNCEMENT DATE
------------------------------------------------------------------------------------------------------------------------------------
                                             PLUTO PRICE 6/25/01            INDEX VALUE 9/21/01                 PLUTO PRICE 9/21/01
                                             -------------------            -------------------                 -------------------
Closing price                                       $3.92           x              90.31               =               $3.54
Adjusted using EarthLink                            $3.92           x              105.46              =               $4.13
Adjusted using NASDAQ                               $3.92           x              69.39               =               $2.72
Adjusted using S&P 500                              $3.92           x              79.25               =               $3.11

                                                    ADJUSTED STOCK PRICE THROUGH 9/10/01
------------------------------------------------------------------------------------------------------------------------------------
                                             PLUTO PRICE 6/25/01            INDEX VALUE 9/10/01                 PLUTO PRICE 9/10/01
                                             -------------------            -------------------                 -------------------
Closing price                                       $3.92           x              133.93              =               $5.25
Adjusted using EarthLink                            $3.92           x              114.59              =               $4.49
Adjusted using NASDAQ                               $3.92           x              82.67               =               $3.24
Adjusted using S&P 500                              $3.92           x              89.66               =               $3.51
[GRAPHIC OMITTED]
Source:  Publicly available information


                                   [GRAPHIC]


DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------

PLUTO STOCK PRICE: ADJUSTED FROM ANNOUNCEMENT TO OCTOBER 15, 2001

                           ADJUSTED STOCK PRICE THROUGH THE ANNOUNCEMENT DATE (9/21/01 - 10/15/01)
-----------------------------------------------------------------------------------------------------------------------------------
                                     PLUTO PRICE 9/21/01                  INDEX VALUE 10/15/01                PLUTO PRICE 10/15/01
                                     -------------------                  --------------------                --------------------
Closing price                               $3.54                 x              177.40              =               $6.28
Adjusted using EarthLink                    $3.54                 x              144.82              =               $5.13
Adjusted using NASDAQ                       $3.54                 x              112.96              =               $4.00
Adjusted using S&P 500                      $3.54                 x              119.19              =               $4.22



                                   [GRAPHIC]


Source:  Publicly available information

DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]

PLUTO'S STOCK PRICE AND VOLUME ANALYSIS                                SECTION 2
--------------------------------------------------------------------------------


PLUTO VOLUME AT PRICE

                LAST 3 MONTHS THROUGH ANNOUNCEMENT DATE                  LAST 12 MONTHS THROUGH ANNOUNCEMENT DATE
            11.1 million shares traded (40% of total float)         47.8 million shares traded (170% of total float)
----------------------------------------------------------------- -------------------------------------------------------------
                           [GRAPHIC]                                                   [GRAPHIC]

             FROM ANNOUNCEMENT THROUGH NEW GUIDANCE (10/3)                 DAY AFTER NEW GUIDANCE THROUGH 10/15
            9.2 million shares traded (33% of total float)           2.9 million shares traded (10% of total float)
----------------------------------------------------------------- -------------------------------------------------------------
                           [GRAPHIC]                                                   [GRAPHIC]



Source:  Publicly available information

DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]
                                                                              15

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3
--------------------------------------------------------------------------------

SECTION 3

Pluto summary valuation considerations


DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]
                                                                              16

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3
--------------------------------------------------------------------------------


TAB A

Going-private premium analysis

DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]
                                                                              17

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3
--------------------------------------------------------------------------------


GOING-PRIVATE PREMIUM ANALYSIS (announcement date)

                                                                                                   Precedent transaction relevant
                                     Purchase price premium (discount) to Pluto stock price              premium range (3)
                                     ------------------------------------------------------        -------------------------------
       Stock price category (1)              Pluto price (2)     $5.45             $6.60         Low        Median        High
-----------------------------------          ---------------     -----             -----         ---        ------        ----
Closing price on 9/21                           $3.54              54%              86%          25% (4)      31% (4)      37% (4)
10 trading days average (9/4)                    4.36              25%              51%          27%          34%          41%
20 trading days average (8/20)                   4.80              14%              38%          30%          38%          45%
30 trading days average (8/6)                    5.00               9%              32%          31%          39%          46%

Adjusted using Earthlink since 6/25              4.13              32%              60%
Adjusted using NASDAQ since 6/25                 2.72             100%             143%
Adjusted using S&P 500 since 6/25                3.11              75%             112%
Closing price on 6/25                            3.92              39%              68%

Adjusted using Earthlink since 5/17              2.04             167%             224%
Adjusted using NASDAQ since 5/17                 1.37             298%             382%
Adjusted using S&P 500 since 5/17                1.58             245%             318%
Closing price on 5/17                            2.11             158%             213%

52-week high (7/20)                             $7.25            (25%)             (9%)
52-week low (12/19)                              1.13             382%             484%

(1) Adjustments and averages are through the announcement date 9/21/01.

(2) Pluto average prices are based on volume-weighted closing price during the respective periods.

(3) Median of precedent going-private transactions. Low and high range based on 0.8x and 1.2x of the median, respectively.

(4) Premium to the closing price on the last trading day prior to the announcement date.

Source: Publicly available information

DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3
--------------------------------------------------------------------------------

GOING-PRIVATE PREMIUM ANALYSIS (9/10/01)



                                                                                                  Precedent transaction relevant
                                         Purchase price premium (discount) to Pluto stock price          premium range (3)
                                         ------------------------------------------------------   -------------------------------

       Stock price category (1)                  Pluto price (2)    $5.45             $6.60      Low        Median         High
-----------------------------------              ---------------    -----             -----      ---        ------         ----
Closing price on 9/10                                $5.25             4%             26%        25% (4)      31% (4)       37% (4)
10 trading days average (8/27)                        5.45             0%             21%        27%          34%           41%
20 trading days average (8/13)                        5.56            (2%)            19%        30%          38%           45%
30 trading days average (7/30)                        5.52            (1%)            20%        31%          39%           46%

Adjusted using Earthlink since 6/25                   4.49            21%             47%
Adjusted using NASDAQ since 6/25                      3.24            68%            104%
Adjusted using S&P 500 since 6/25                     3.51            55%             88%
Closing price on 6/25                                 3.92            39%             68%

Adjusted using Earthlink since 5/17                   2.21           147%            199%
Adjusted using NASDAQ since 5/17                      1.63           234%            305%
Adjusted using S&P 500 since 5/17                     1.79           204%            269%
Closing price on 5/17                                 2.11           158%            213%

52-week high (7/20)                                  $7.25           (25%)            (9%)
52-week low (12/19)                                   1.13           382%            484%

(1) Adjustments and averages are through 9/10/01.

(2) Pluto average prices are based on volume-weighted closing price during the respective periods.

(3) Median of precedent going-private transactions. Low and high range based on 0.8x and 1.2x of the median, respectively.

(4) Premium to the closing price on the last trading day prior to the announcement date.

Source: Publicly available information


DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]
                                                                             19

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3
--------------------------------------------------------------------------------


PREMIUMS PAID IN PRECEDENT GOING-PRIVATE TRANSACTIONS


-    Precedent transactions were selected based on the following criteria:
     -    US target
     - remaining interest represents 50 - 80 percent of target's outstanding shares
     -    transaction value greater than $100 million
     -    transactions announced, but not terminated, since January 1, 1998
     -    cash consideration only

- In the precedent "going private" transactions, the targets' shareholders predominately received at least 30 percent final premium to both the target's closing share price one day prior to the initial offer date and to the target's 10 trading-day, 20 trading-day and 30 trading-day volume weighted average share price (1) prior to the initial offer date



                               Percentage of precedent transactions with a final offer price premium equal or higher than:
                               -------------------------------------------------------------------------------------------
                                       5%       10%      20%      30%      40%      50%      60%      70%      80%
                                       --       ---      ---      ---      ---      ---      ---      ---      ---
One day prior                         100%      83%      75%      50%      42%      25%       8%       8%       8%
10 trading days average (1)           100%      92%      83%      67%      42%      33%      25%      17%      17%
20 trading days average (1)           100%      92%      75%      58%      33%      25%      25%      17%      17%
30 trading days average (1)           100%     100%      83%      67%      50%      33%      25%      17%       8%


(1) Average prices are based on volume-weighted closing price during the respective periods.

Source: SDC Platinum, Bloomberg and publicly available information

DEUTSCHE BANC ALEX. BROWN
  DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                               SECTIONS 3
-------------------------------------------------------------------------------

PRECEDENT TRANSACTIONS ANALYSIS - ACQUISITION OF REMAINING INTEREST (50 - 80 PERCENT ACQUIRED)




                                                                                          AMENDED OFFER
                                                                                          --------------       FINAL OFFER'S
                                                                                                                 PREMIUM
                         TARGET                                   TRAN.       %         INITIAL      FINAL     OVER INITIAL
DATE ANN.     DATE EFF.         ACQUIROR                          VALUE    ACQUIRED      OFFER       OFFER        OFFER
---------------------------------------------------------------------------------------------------------------------------
                          Sodexho Marriott Services Inc
01/25/01      06/21/01          Sodexho Alliance(Sodexho SA)      $953         53      $27.00        $32.00       18.5%
                          CB Richard Ellis Services
11/13/00      07/23/01          Blum Capital Partners LP           603         62       15.50         16.00        3.2
                          American Industrial Properties
11/02/00      03/31/01          Developers Diversified Realty      156         54       13.74         13.74        0.0
                          Brookdale Living Communities
04/20/00      09/14/00          Investor Group                     149         60       15.25         15.25        0.0
                          Castle & Cooke Inc
03/30/00      09/07/00          Flexi-Van Leasing Inc              243         73       17.00         19.25       13.2
                          Garden Ridge Corp
11/22/99      02/02/00          GR Acquisition Corp                144         69       11.50         11.50        0.0
                          VWR Scientific Products Corp
06/09/99      07/28/99          Merck E(Merck AG)                  581         51       37.00         37.00        0.0
                          Life USA Holding Inc
05/17/99      10/01/99          Allianz Life Ins Co(Allianz)       411         77       20.75         20.75        0.0
                          ASA Holdings Inc
02/16/99      05/11/99          Delta Air Lines Inc                718         73       34.00         34.00        0.0
                          Brylane Inc
12/02/98      04/23/99          Pinault-Printemps Redoute          231         51       20.00         24.50       22.5
                          Sbarro Inc
11/25/98      09/29/99          Investor Group                     386         65       27.50         28.85        4.9
                          DeKalb Genetics Corp
05/11/98      12/07/98          Monsanto Co                      2,263         60      100.00        100.00        0.0




                                                           VOLUME WEIGHTED AVERAGE PRICE OF TARGET
                                                               PRIOR TO INITIAL ANNOUNCEMENT (1)
                                                           ---------------------------------------
                                                                       10         20       30
                       TARGET                                        TRADING   TRADING  TRADING
DATE ANN.  DATE EFF.        ACQUIROR                        1 DAY      DAYS     DAYS      DAYS
--------------------------------------------------------------------------------------------------
                      Sodexho Marriott Services Inc
01/25/01   06/21/01         Sodexho Alliance(Sodexho SA)    $24.88   $24.61    $23.42    $22.83
                      CB Richard Ellis Services
11/13/00   07/23/01         Blum Capital Partners LP         13.13    12.93     12.71     12.43
                      American Industrial Properties
11/02/00   03/31/01         Developers Diversified Realty    12.50    11.19     11.52     11.90
                      Brookdale Living Communities
04/20/00   09/14/00         Investor Group                   10.75    10.76     10.95     11.13
                      Castle & Cooke Inc
03/30/00   09/07/00         Flexi-Van Leasing Inc            12.06    12.34     12.84     12.77
                      Garden Ridge Corp
11/22/99   02/02/00         GR Acquisition Corp               7.25     7.03      6.84      6.80
                      VWR Scientific Products Corp
06/09/99   07/28/99         Merck E(Merck AG)                27.94    28.37     28.98     28.02
                      Life USA Holding Inc
05/17/99   10/01/99         Allianz Life Ins Co(Allianz)     10.25    10.17     10.34     10.28
                      ASA Holdings Inc
02/16/99   05/11/99         Delta Air Lines Inc              31.94    31.62     31.24     30.85
                      Brylane Inc
12/02/98   04/23/99         Pinault-Printemps Redoute        16.88    12.89     13.57     14.21
                      Sbarro Inc
11/25/98   09/29/99         Investor Group                   24.44    24.73     24.18     23.28
                      DeKalb Genetics Corp
05/11/98   12/07/98         Monsanto Co                      77.00    72.48     71.70     70.96


                                                           FINAL OFFER'S PREMIUM OVER WEIGHTED AVG.
                                                           PRICE PRIOR TO INITIAL ANNOUNCEMENT (1)
                                                           -----------------------------------------
                                                                      10         20        30
                       TARGET                                 1     TRADING   TRADING   TRADING
DATE ANN.  DATE EFF.        ACQUIROR                         DAY     DAYS       DAYS      DAYS
----------------------------------------------------------------------------------------------------
                      Sodexho Marriott Services Inc
01/25/01   06/21/01         Sodexho Alliance(Sodexho SA)    28.6%    30.0%      36.7%      40.2%
                      CB Richard Ellis Services
11/13/00   07/23/01         Blum Capital Partners LP        21.9     23.7       25.9       28.7
                      American Industrial Properties
11/02/00   03/31/01         Developers Diversified Realty    9.9     22.8       19.2       15.5
                      Brookdale Living Communities
04/20/00   09/14/00         Investor Group                  41.9     41.8       39.2       37.0
                      Castle & Cooke Inc
03/30/00   09/07/00         Flexi-Van Leasing Inc           59.6     56.0       49.9       50.8
                      Garden Ridge Corp
11/22/99   02/02/00         GR Acquisition Corp             58.6     63.6       68.0       69.0
                      VWR Scientific Products Corp
06/09/99   07/28/99         Merck E(Merck AG)               32.4     30.4       27.7       32.1
                      Life USA Holding Inc
05/17/99   10/01/99         Allianz Life Ins Co(Allianz)   102.4    103.9      100.6      101.9
                      ASA Holdings Inc
02/16/99   05/11/99         Delta Air Lines Inc              6.5      7.5        8.8       10.2
                      Brylane Inc
12/02/98   04/23/99         Pinault-Printemps Redoute       45.2     90.1       80.5       72.4
                      Sbarro Inc
11/25/98   09/29/99         Investor Group                  18.1     16.7       19.3       23.9
                      DeKalb Genetics Corp
05/11/98   12/07/98         Monsanto Co                     29.9     38.0       39.5       40.9

                                                   MEAN:    37.9%    43.7%      43.0%      43.5%
                                                   MEDIAN:  31.2%    34.2%      37.9%      38.6%


(1) Average prices are based on volume-weighted closing price during the respective periods.

Source: SDC Platinum, Bloomberg and publicly available information.


DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------


TAB B

Pluto discounted cash flow analysis

Deutsche Banc Alex. Brown
                          Deutsche Bank [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------

FINANCIAL PROJECTIONS - KEY ASSUMPTIONS

|X| Five scenarios have been developed using 2001-2010 financial projections based on the estimates provided by Pluto's management:

    - base case, assuming continuation of the existing SMA under current terms after 2009

    - base case, assuming Saturn will renegotiate the SMA at the end of 2009 at a reduced monthly wholesale fee of $3.00 per subscriber

    - base case, assuming Saturn will renegotiate the SMA at the end of 2009 at a reduced monthly wholesale fee of $2.00 per subscriber

    - base case, assuming Saturn will terminate the SMA at the end of 2009

    - conservative case, assuming Saturn will deliver the minimum commitment (3.75 million DSL and 375,000 dial-up subscribers over the nine-year SMA term) and then terminate the SMA

|X| Pluto's management has informed Deutsche Banc Alex. Brown that the base case scenarios assuming renegotiation of the SMA at the end of 2009 at a reduced monthly wholesale fee of $2.00 to $3.00 per subscriber are the most likely cases, and that the continuation of the existing SMA under current terms after 2009 and the conservative case are not likely to occur


DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW IMPLIED VALUATION SUMMARY

PLUTO MANAGEMENT HAS INFORMED DEUTSCHE BANC ALEX. BROWN THAT THE BASE CASE SCENARIOS ASSUMING RENEGOTIATION OF THE SMA AT THE END OF 2009 AT A REDUCED MONTHLY WHOLESALE FEE OF $2.00 TO $3.00 PER SUBSCRIBER ARE THE MOST LIKELY CASES, AND THAT THE CONTINUATION OF THE EXISTING SMA UNDER CURRENT TERMS AFTER 2009 AND THE CONSERVATIVE CASE ARE NOT LIKELY TO OCCUR

             CASE                                             TEV(1)                  EQUITY VALUE PER SHARE(2)
------------------------------------------------ -------------------------------   ------------------------------
 (US$mm, except per share values)                  LOW         MID        HIGH     LOW          MID      HIGH
                                                   ---         ---        ----     ---          ---      ----

BASE CASE
Assuming continuation of SMA after 2009           $947    -  $1,095  -    $1,299   $6.75   -   $7.93   -  $9.56

Assuming renegotiation of SMA after 2009 @ $3.00   834    -     943  -     1,091    5.84   -    6.71   -   7.89

Assuming renegotiation of SMA after 2009 @ $2.00   785    -     879  -     1,004    5.45   -    6.20   -   7.20

Assuming termination of SMA after 2009             651    -     703  -       768    4.37   -    4.80   -   5.31


CONSERVATIVE CASE
Assuming termination of SMA after 2009             391    -     409  -       429    2.30   -    2.44   -   2.60


(1) Low, mid and high based on WACC of 22.5%, 20.5% and 18.5% and a perpetuity growth rate of 2%, 3% and 4% respectively.

(2) Based on fully diluted shares of 125.0m, which includes options exercised given a market price of $6.60, and net debt of $104m adjusting for proceeds from options exercised.

Source: Based on Pluto Management Projections



DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW IMPLIED VALUATION DETAIL

                                                           BASE CASE
                                             Assuming continuation of SMA after 2009
--------------------------------------------------------------------------------------------------------------------------------

                               TEV ($mm)(1)                                              PER SHARE EQUITY VALUE(2)
---------------------------------------------------------------          -------------------------------------------------------
                       PERPETUITY GROWTH - YEAR 20                                        PERPETUITY GROWTH - YEAR 20
 WACC        2.0%       2.5%        3.0%      3.5%        4.0%    WACC        2.0%        2.5%      3.0%     3.5%          4.0%
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------
 22.5%       $947       $952        $958      $963        $969   22.5%       $6.75       $6.79     $6.83    $6.87         $6.92
 21.5%      1,010      1,016       1,022     1,028       1,035   21.5%        7.24        7.29      7.34     7.39          7.45
 20.5%      1,080      1,087       1,095     1,103       1,111   20.5%        7.81        7.86      7.93     7.99          8.06
 19.5%      1,160      1,168       1,178     1,188       1,199   19.5%        8.44        8.52      8.59     8.67          8.76
 18.5%      1,251      1,262       1,274     1,286       1,299   18.5%        9.17        9.26      9.36     9.46          9.56
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------

                                                           BASE CASE
                                             Assuming renegotiation of SMA after 2009 @ $3.00
-------------------------------------------------------------------------------------------------------------------------------
                                TEV ($mm)(1)                                             PER SHARE EQUITY VALUE(2)
---------------------------------------------------------------          -------------------------------------------------------
                       PERPETUITY GROWTH - YEAR 20                                        PERPETUITY GROWTH - YEAR 20
 WACC        2.0%       2.5%        3.0%      3.5%        4.0%   WACC        2.0%        2.5%      3.0%     3.5%          4.0%
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------
 22.5%       $834       $837        $840      $843        $846   22.5%       $5.84       $5.86     $5.89    $5.91         $5.94
 21.5%        881        885         889       892         897   21.5%        6.22        6.25      6.28     6.31          6.34
 20.5%        934        939         943       948         953   20.5%        6.64        6.68      6.71     6.75          6.79
 19.5%        994        999       1,005     1,011       1,017   19.5%        7.12        7.16      7.21     7.25          7.30
 18.5%      1,061      1,068       1,075     1,083       1,091   18.5%        7.66        7.71      7.77     7.83          7.89
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------

                                                           BASE CASE
                                             Assuming renegotiation of SMA after 2009 @ $2.00
-------------------------------------------------------------------------------------------------------------------------------
                      TEV ($mm)(1)                                                       PER SHARE EQUITY VALUE(2)
---------------------------------------------------------------          -------------------------------------------------------
                           PERPETUITY GROWTH - YEAR 20                                    PERPETUITY GROWTH - YEAR 20
 WACC        2.0%       2.5%        3.0%      3.5%        4.0%    WACC        2.0%        2.5%      3.0%     3.5%          4.0%
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------
 22.5%       $785       $787        $790      $792        $795   22.5%       $5.45       $5.47     $5.49    $5.51         $5.53
 21.5%        826        829         832       835         838   21.5%        5.78        5.80      5.82     5.85          5.87
 20.5%        872        876         879       883         887   20.5%        6.15        6.17      6.20     6.23          6.26
 19.5%        923        928         932       937         942   19.5%        6.55        6.59      6.62     6.66          6.70
 18.5%        981        986         992       998       1,004   18.5%        7.02        7.06      7.10     7.15          7.20
         ---------  ---------  ----------  --------  ----------          ----------  ----------  -------- --------  ------------






(1) Assumes cash flows are received at mid-year and 2010 unlevered free cash flow growth rate is gradually (on a linear basis) stepped down to perpetual growth over 10 years.

(2) Based on fully diluted shares of 125.0m, which includes options exercised given a market price of $6.60, and net debt of $104m adjusting for proceeds from options exercised.

Source: Based on Pluto Management Projections


DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW IMPLIED VALUATION DETAIL (continued)

                                                               BASE CASE
                                           Assuming termination of SMA after 2009
------------------------------------------------------------------------------------------------------------------------------

                                TEV ($mm)(1)                                   PER SHARE EQUITY VALUE(2)
-------------------------------------------------------------  ---------------------------------------------------------------
                          PERPETUITY GROWTH - YEAR 20                                 PERPETUITY GROWTH - YEAR 20
 WACC       2.0%       2.5%       3.0%      3.5%        4.0%     WACC       2.0%      2.5%       3.0%      3.5%          4.0%
        ---------  ---------  ---------  --------  ----------           ---------  --------  ---------  --------  ------------
 22.5%      $651       $652       $653      $654        $655    22.5%      $4.37     $4.38      $4.39     $4.40         $4.41
 21.5%       675        676        677       679         680    21.5%       4.57      4.58       4.59      4.60          4.61
 20.5%       700        702        703       705         707    20.5%       4.77      4.78       4.80      4.81          4.82
 19.5%       728        730        732       734         736    19.5%       4.99      5.01       5.02      5.04          5.06
 18.5%       758        760        763       765         768    18.5%       5.23      5.25       5.27      5.29          5.31
        ---------  ---------  ---------  --------  ----------           ---------  --------  ---------  --------  ------------

                                                           CONSERVATIVE CASE
                                           Assuming termination of SMA after 2009
------------------------------------------------------------------------------------------------------------------------------
                                TEV ($mm)(1)                                   PER SHARE EQUITY VALUE(2)
-------------------------------------------------------------  ---------------------------------------------------------------
                          PERPETUITY GROWTH - YEAR 20                                 PERPETUITY GROWTH - YEAR 20
 WACC       2.0%       2.5%       3.0%      3.5%        4.0%     WACC       2.0%      2.5%       3.0%      3.5%          4.0%
        ---------  ---------  ---------  --------  ----------           ---------  --------  ---------  --------  ------------
 22.5%      $391       $391       $391      $391        $391    22.5%      $2.30     $2.30      $2.30     $2.30         $2.30
 21.5%       400        400        400       400         400    21.5%       2.37      2.37       2.37      2.37          2.37
 20.5%       409        409        409       409         409    20.5%       2.44      2.44       2.44      2.44          2.44
 19.5%       418        418        418       418         419    19.5%       2.51      2.52       2.52      2.52          2.52
 18.5%       428        428        428       428         429    18.5%       2.59      2.59       2.60      2.60          2.60
        ---------  ---------  ---------  --------  ----------           ---------  --------  ---------  --------  ------------

(1) Assumes cash flows are received at mid-year and 2010 unlevered free cash flow growth rate is gradually (on a linear basis) stepped down to perpetual growth over 10 years.

(2) Based on fully diluted shares of 125.0m, which includes options exercised given a market price of $6.60, and net debt of $104m adjusting for proceeds from options exercised.

Source: Based on Pluto Management Projections

DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]
                                                                            26

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------

WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS




                  COST OF EQUITY                                           WACC
------------------------------------------------      ----------------------------------------------------
Risk-free rate(1)                       4.60%         Mid-point CAPM                           20.6%
Equity risk premium(2)                  7.60%         % Equity-to-total capitalization        100.0%

Selected Beta (Low)                     2.05          After-tax cost of debt                      --
Selected Beta (High)                    2.15          % Debt-to-total capitalization            0.0%

------------------------------------------------      ----------------------------------------------------

CAPM COST OF EQUITY (LOW)               20.2%         WACC                                     20.6%

CAPM COST OF EQUITY (HIGH)              20.9%
------------------------------------------------      ----------------------------------------------------





                                      WACC SENSITIVITY
                     -----------------------------------------
                        EQUITY RISK PREMIUM          WACC
                               6.0%                  17.2%
                               7.0                   19.3%
                               8.0                   21.4%
                               9.0                   23.5%





(1)  Based on a 10 year T-bill as of 10/15/01.
(2) Based on the mid-point of the historical long-term equity market risk premiums of 8.1% for S&P500 and 7.1% for NYSE. Source: Ibbotson Associates.

DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]
                                                                            27

PLUTO SUMMARY VALUATION CONSIDERATIONS                                SECTION 3
--------------------------------------------------------------------------------

BETA COMPARISON ANALYSIS

                                   BETA (1)
                                -------------
ISPs
     Pluto                           2.31
     EarthLink                       2.12
     Internet America                2.05
     United Online(2)                1.93

--------------------------------------------------------------------
MEAN                                 2.10
MEDIAN                               2.09
--------------------------------------------------------------------


PORTALS
     AOL/Time Warner                 1.70
     GoTo.com                        2.45
     Looksmart                       1.94
     Yahoo!                          2.39

--------------------------------------------------------------------
MEAN                                 2.12
MEDIAN                               2.17
--------------------------------------------------------------------

(1)    Based on predicted betas. Source: BARRA
(2)    Formerly Juno and NetZero

DEUTSCHE BANC ALEX. BROWN
                          DEUTSCHE BANK [/]
                                                                            28

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

TAB C

Comparable company trading multiple analysis


DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             29

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

EARTHLINK RELATIVE VALUATION CONSIDERATIONS

EARTHLINK IS THE ONLY INDEPENDENT PURE-PLAY ISP OF SCALE AND THEREFORE THE ONLY POTENTIAL COMPARABLE TO PLUTO

HOWEVER, DEUTSCHE BANC ALEX. BROWN BELIEVES THAT EARTHLINK IS NOT A PARTICULARLY USEFUL COMPARABLE DUE TO VARIOUS DIFFERENCES BETWEEN THE TWO COMPANIES WHICH ARE OUTLINED AS FOLLOWS:

|-| EarthLink is the sole remaining pure-play ISP of scale

    - large subscriber base: 4.9 million subscribers versus 2.6 million Pluto subscribers (1)

    -   owns the customer relationship and thus claims to future revenue streams

    - over 4.3 million narrowband subscribers that can be upgraded to broadband

    -   captures lifetime value of subscriber through sale of premium services

|-| EarthLink is financially and strategically well-situated to execute its broadband subscriber acquisition and migration strategy

    -   no long term debt at 6/30/01

    -   approximately $600 million in cash and equivalents at 6/30/01

    - RBOCs, cable companies, and other telcos possess incentive to support EarthLink broadband offerings because they believe EarthLink competes with AOL Time Warner and Microsoft's broadband dominance

|-| EarthLink is independent and considered a less-threatening partner of choice

    -   has multiple relationships with DSL and cable providers



(1) Pluto's subscribers exclude approximately 700,000 Telmex and web hosting subscribers
Source: Publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             30

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

                                                        Pluto projections(1)
                                ---------------------------------------------------------------
                                   2001E        2002E         2003E         2004E        2005E
                                   -----        -----         -----         -----        -----
Financial metrics ($mm)
Gross revenues                  $  418.0     $   515.5   $     587.0      $  619.2     $  675.5
Revenue CAGR through 2005           12.7%         9.4%          7.3%          9.1%
Differential versus Pluto

Adj. EBITDA(3)                  $   75.4     $   100.0   $     175.5      $  194.4     $  244.6
% margin                            18.0%        19.4%         29.9%         31.4%        36.2%

Adj. EBITDA CAGR through 2005       34.2%        34.7%         18.1%         25.8%
Differential versus Pluto

Subscribers (000s)
       Broadband                    1,100        1,600         2,211         2,833        3,539
       Narrowband                   1,805        1,875         1,939         1,907        1,875
       Web hosting                     18            9             6             0            0
       Telmex                         784        1,039         1,295             0            0
                                ---------------------------------------------------------------
Total subscribers                   3,707        4,523         5,450         4,740        5,413
Subscriber CAGR through 2005         9.9%         6.2%         (0.3%)        14.2%         7.2%

Owned subscribers(4)                1,753        1,775         1,804         1,763        1,731

Multiples
Monthly rev / sub               $    9.40    $    9.50  $       8.98     $   10.89    $   10.40

Monthly EBITDA / sub            $    1.70    $    1.84  $       2.68     $    3.42    $    3.77
Differential versus Pluto

                                                    EarthLink projections(2)
                               ------------------------------------------------------------
                                  2001E         2002E       2003E      2004E        2005E
                                  -----         -----       -----      -----        -----
Financial metrics ($mm)
Gross revenues                 $ 1,256.9      $ 1,506.7   $ 1,750.9  $ 1,969.2    $ 2,160.2
Revenue CAGR through 2005          14.5%          12.8%       11.1%       9.7%
Differential versus Pluto          13.7%          35.3%       52.4%       6.7%

Adj. EBITDA(3)                ($   24.5)      $   112.6   $   252.9  $   383.4    $   507.2
% margin                              NM           7.5%       14.4%      19.5%        23.5%

Adj. EBITDA CAGR through 2005         NM          65.2%       41.6%      32.3%
Differential versus Pluto             NM          87.6%      130.3%      25.2%

Subscribers (000s)
       Broadband                     500            850       1,250      1,600        1,900
       Narrowband                  4,325          4,370       4,420      4,470        4,520
       Web hosting                   175            180         185        190          195
       Telmex                          0              0           0          0            0
                             ---------------------------------------------------------------
Total subscribers                  5,000          5,400       5,855      6,260        6,615
Subscriber CAGR through 2005        7.0%           6.3%        5.7%

Owned subscribers(4)               5,000          5,400       5,855      6,260        6,615

Multiples
Monthly rev / sub             $    20.95      $    3.25  $    24.92  $   26.21    $   27.21
Differential versus Pluto          123.0%       144.8%        177.6%        140.8%       161.7%

Monthly EBITDA / sub         ($     0.41)     $    1.74  $     3.60  $    5.10    $    6.39
Differential versus Pluto              NM         (5.7%)      34.2%      49.3%        69.7%


(1) Based on Company model unless otherwise noted; 2001 - 2002 Revenue and EBITDA based on midpoint of guidance
(2) Public equity research
(3) Reported EBITDA plus bounty less cash bounty payments
(4) Pluto's owned subscribers exclude all Saturn subscribers (narrowband and broadband) and Telmex subscribers; Earthlink's owned subscribers equals total subscribers
Source: Publicly available information

Source: Publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             31

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

|-| EarthLink enjoys broader research coverage and greater liquidity than Pluto

    - 12 analysts covering EarthLink (currently 11 buys and 1 hold) versus 2 (both holds) for Pluto

    - EarthLink's float to shares outstanding is currently 68% versus 22% for Pluto

|-| EarthLink is an attractive acquisition target

    - fragmented share ownership (after Sprint liquidation which is in process)

    -   no limiting strategic relationships

    -   superb cash flow growth expected

    - national subscriber base and operating platform attractive to a broad and diverse group of prospective acquirers

|-| EarthLink has higher projected growth rates and superior long-term EBITDA per sub



    Source: Publicly available information

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             32

Pluto summary valuation considerations                                 Section 3

TRADING COMPARABLES - INTERNET SERVICE PROVIDERS

(Figures in Millions, Except Per Share Data)


  Deutsche Banc Alex.
  Brown believes that
 Internet America and
United Online are not
  comparable to Pluto
due to differences in
   scale and business
               models

                                              Price         Equity
Company                       Ticker       10/15/2001       Value          Debt          Cash       TEV
-------------------------------------------------------------------------------------------------------------
EarthLink, Inc.                ELNK         $18.74         $3,430            $24           $601      $2,853
Internet America, Inc.         GEEK          $0.25             $2             $0             $1          $2
United Online, Inc.            UNTD          $2.79           $112             $7           $175        ($56)

Pluto at announcement                        $3.54           $429           $135            $17        $548
Pluto at initial offer price                 $5.45           $667           $135            $17        $785
Pluto at $6.60                               $6.60           $811           $135            $17        $929


                                       Gross revenue                        Adj. EBITDA                    LQ sub
                              --------------------------------------------------------------------------------------------
Company                       LQA          2001          2002          2002          2003           all            adj.
--------------------------------------------------------------------------------------------------------------------------
EarthLink, Inc.               $1,215       $1,257        $1,507        $113           $253             4.9           4.9
Internet America, Inc.           $35          $41            NA          NA             NA             0.1           0.1
United Online, Inc.             $165         $166            NA          NA             NA             6.7           6.7

Pluto (1)                       $422         $418          $516        $100           $175             3.3           2.6




                                  '01 - '05        '02 - '05  CAGR            '03 - '05
                                     CAGR    -----------------------------      CAGR
Company                               Rev        Rev            EBITDA          EBITDA
----------------------------------------------------------------------------------------
EarthLink, Inc.                     14.5%          12.8%         65.2%           41.6%
Internet America, Inc.                 NA             NA            NA              NA
United Online, Inc.                    NA             NA            NA              NA

Pluto (1)                           12.7%           9.4%         34.7%           18.1%

                                                                   TEV as a multiple of:
-------------------------------------------------------------------------------------------------------------------------
                                       Gross revenue                    Gross revenue / CAGR            Adj. EBITDA
                               ------------------------------------------------------------------------------------------
Company                        LQA          2001          2002          2001          2002          2002          2003
-------------------------------------------------------------------------------------------------------------------------
EarthLink, Inc.                  2.3x          2.3x         1.9x          15.7x        14.8x         25.3x         11.3x
Internet America, Inc.           0.1x          0.0x           NA             NA           NA            NA            NA

Pluto at announcement            1.3x          1.3x         1.1x          10.3x        11.3x          5.5x          3.1x
Pluto at initial offer price     1.9x          1.9x         1.5x          14.7x        16.2x          7.9x          4.5x

Pluto at $6.60                   2.2x          2.2x         1.8x          17.4x        19.1x          9.3x          5.3x



                                                    TEV as a multiple of:
------------------------------------------------------------------------------------------
                                     Adj. EBITDA / CAGR                 LQ sub
                               -----------------------------   ---------------------------
Company                              2002          2003           All            Adj.
------------------------------------------------------------------------------------------
EarthLink, Inc.                        38.9x         27.1x         $582             $582
Internet America, Inc.                    NA            NA          $14              $14

Pluto at announcement                  15.8x         17.3x         $165             $209
Pluto at initial offer price           22.6x         24.8x         $236             $299

Pluto at $6.60                         26.7x         29.3x         $280             $354

(1) Pluto projections based on mid-point of company guidance for 2001-2002 and Pluto management projections for 2003-2005

Source: Publicly available information


DEUTSCHE BANC ALEX. BROWN

                        DEUTSCHE BANK [/]                                    33

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

PLUTO IMPLIED TOTAL ENTERPRISE VALUE (TEV)

                                                     Assumed offer price
                                                   ----------------------
($ in millions)                          $3.54(1)    $5.45(2)    $6.60
                                      -----------------------------------
Shares outstanding                       121.0       121.0       121.0
In-the-money options                       1.0         3.9         4.0
Fully diluted shares outstanding (3)     122.0       124.9       125.0

Unadjusted equity value                  $ 432       $ 681       $ 825
less: options proceeds                   $   3       $  13       $  14
                                      -----------------------------------
Equity value                             $ 429       $ 667       $ 811
plus: debt                               $ 135       $ 135       $ 135
less: cash                               $  17       $  17       $  17
                                      -----------------------------------
Total enterprise value (TEV)             $ 548       $ 785       $ 929

(1) Pluto's closing price on the announcement date.
(2) Saturn's initial offer price.
(3) Includes Saturn's units in operating partnership and in-the-money warrants and options (based on Company's options schedule).
Source: Publicly available information and Pluto Management


DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             34

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

OFFER PRICE ANALYSIS: IMPLIED TRADING MULTIPLES

                                                                                         Assumed offer price
                                                                                    -----------------------------
                                                                        $     3.54    $     5.45    $     6.60
                                                                    ---------------------------------------------
Total enterprise value (TEV)                                            $      548    $      785    $      929
                                                             ELNK
TEV / LQA gross revenue                                                       1.3x          1.9x          2.2x
Premium (discount) to EarthLink                              2.3x           (44.7%)       (20.7%)        (6.2%)

TEV / 2001E gross revenue                                                     1.3x          1.9x          2.2x
Premium (discount) to EarthLink                              2.3x           (43.1%)       (18.3%)        (3.4%)

TEV / 2002E gross revenue                                                     1.1x          1.5x          1.8x
Premium (discount) to EarthLink                              1.9x           (43.9%)       (19.5%)        (4.8%)

TEV / 2002E adj. EBITDA                                                       5.5x          7.9x          9.3x
Premium (discount) to EarthLink                              25.3x          (78.4%)       (69.0%)       (63.3%)

TEV / 2003E adj. EBITDA                                                       3.1x          4.5x          5.3x
Premium (discount) to EarthLink                              11.3x          (72.3%)       (60.3%)       (53.1%)

TEV / LQ subscribers                                                    $      165    $      236    $      280
Premium (discount) to EarthLink                             $  582          (71.7%)       (59.4%)       (52.0%)

TEV / LQ adj. subscribers (1)                                           $      209    $      299    $      354
Premium (discount) to EarthLink                             $  582          (64.1%)       (48.6%)       (39.2%)

(1) LQ adjusted subscribers data excludes approximately 700,000 Telmex and web hosting subscribers as of 2Q2001.

Source: EarthLink information from publicly available data; Pluto projections based on mid-point of company guidance for 2001-2002 and Pluto management projections for 2003-2005

DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             35

PLUTO SUMMARY VALUATION CONSIDERATIONS                                 SECTION 3

OFFER PRICE ANALYSIS: IMPLIED GROWTH ADJUSTED MULTIPLES

                                                                                               Assumed offer price
                                                                                          ----------------------------
                                                                              $     3.54    $     5.45    $     6.60
                                                                            ------------------------------------------
Total enterprise value (TEV)                                                  $      548    $      785       $   929
                                                                    ELNK
TEV / 2001E gross revenue / CAGR (1)                                               10.3x         14.7x         17.4x
Premium (discount) to EarthLink                                     15.7x         (34.4%)        (5.9%)        11.4%

TEV / 2002E gross revenue / CAGR (2)                                               11.3x         16.2x         19.1x
Premium (discount) to EarthLink                                     14.8x         (24.1%)         8.9%         28.8%

TEV / 2002E adj. EBITDA / CAGR (3)                                                 15.8x         22.6x         26 .7x
Premium (discount) to EarthLink                                     38.9x         (59.5%)       (41.9%)       (31.2%)

TEV / 2003E adj. EBITDA / CAGR (4)                                                 17.3x         24.8x         29 .3x
Premium (discount) to EarthLink                                     27.1x         (36.3%)        (8.6%)          8.1%

(1) Revenue CAGR for 2001-2005
(2) Revenue CAGR for 2002-2005
(3) EBITDA CAGR for 2002-2005
(4) EBITDA CAGR 2003-2005
Source: EarthLink information from publicly available data; Pluto projections based on mid-point of company guidance for 2001-2002 and Pluto management projections for 2003-2005


DEUTSCHE BANC ALEX. BROWN

DEUTSCHE BANK [/]                                                             36